EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements (Nos. 33-45396 and 333-26567) on Form S-8 of Ross Cosmetics Distributions Centers, Inc. and Tristar Corporation, respectively, of our report dated December 4, 1998, on our audit of the consolidated financial statements and financial statement schedule of Tristar Corporation and subsidiaries as of August 29, 1998 and August 30, 1997, and for the years then ended, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Dallas, Texas
December 4, 1998